Exhibit 99.1

Concur Exceeds Revenue and Earnings Expectations For First Quarter of Fiscal 2011

Strong execution across the business fuels stronger-than-expected growth, driving continued innovation and investment against strategic initiatives

REDMOND, Wash., Feb. 2, 2011 — Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management services, today reported financial results for its first fiscal quarter ended December 31, 2010.

Concur reported total revenue for the first quarter of fiscal 2011 of $80.2 million. Total revenue for the quarter was up 19% from the year-ago quarter and up 4% from the prior quarter. Fiscal 2011 first quarter net income was $3.7 million, or $0.07 per share, exceeding company expectations.

“The first quarter of fiscal 2011 was another very strong quarter – exceeding our expectations for revenue and earnings for the quarter,” said Steve Singh, chairman and CEO of Concur. “With the acquisition of TripIt and the formation of Concur Japan, we continue to expand our foundation for strong growth in the decade ahead. With the first quarter of fiscal 2011 nicely ahead of our expectations – and in light of our revenue expectations for the second quarter – we are comfortable with our expectation coming into the fiscal year for our fiscal 2011 revenue growth rate to exceed that of fiscal 2010.”

Singh continued, “Strong demand for our services, in combination with the strength of our business model, affords us the opportunity to invest against long-term growth initiatives. Our investment in expanding distribution capacity is driving strong customer growth and showing up in the predictability and strength of our business results. Our continued investment in innovation enables Concur to participate in an ever-greater portion of the travel and expense process. Our continued efforts to drive scale into our operations positions us to effectively handle our global growth while maintaining world-class service.”

Financial Highlights

•	Total revenue was $80.2 million for the first quarter of fiscal 2011, up 19% compared to the year-ago quarter, and up 4% sequentially.

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Net income was $3.7 million, or $0.07 per share, for the first quarter of fiscal 2011, compared to $6.4 million, or $0.12 per share, for the year-ago quarter. The first quarter of fiscal 2011 includes approximately $4.6 million of interest expense resulting from the convertible debt issued in the third quarter of fiscal 2010.

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Non-GAAP pre-tax income was $16.2 million, or $0.30 per share, for the first quarter of fiscal 2011, compared to $15.7 million, or $0.30 per share, for the year-ago quarter. Non-GAAP net income was $12.1 million, or $0.22 per share, for the first quarter of fiscal 2011, compared to $9.9 million, or $0.19 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 22% for the first quarter of fiscal 2011, down from 23% for the year-ago quarter.

•	Cash flows from operations were ahead of expectations at $10.9 million for the first quarter of fiscal 2011.

Recent Business Highlights

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Concur acquired privately held TripIt – the market leader in mobile trip management. In addition to helping travelers easily organize and share travel plans no matter where they book, TripIt’s open platform taps into a vast reservoir of third-party innovation, integrating applications from over 700 partners to provide compelling value for the business traveler while they are on the road. This acquisition fundamentally supports and extends the Concur Connect Platform strategy of creating new sources of value for our ecosystem partners along with new revenue streams for Concur beyond our traditional subscription revenue model.

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Concur signed a definitive agreement to establish a new joint venture in Tokyo, Japan, known as Concur Japan. With investment from SunBridge Corporation, the firm responsible for the Salesforce.com Japan joint venture, and Marc Benioff, acting as a minority direct investor, this joint venture positions Concur to meet the demands of the increasing number of corporations in Japan and throughout Asia that are turning to cloud computing and mobile solutions to help them control expenses.

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Concur chairman and CEO Steve Singh and Concur GM and EVP Gregg Brockway were both named to Business Travel Magazine’s annual list of the 25 Most Influential Executives in the business travel industry for 2011. This is the seventh consecutive year that Mr. Singh has been recognized by this prestigious industry list.

•	Concur will host more than 1,300 attendees at Fusion – the company’s premier client event – February 15-18, 2011 in Las Vegas, Nevada. Due to overwhelming demand, the conference is sold out.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects revenue for the second quarter of fiscal 2011 to grow approximately 15.5% year-over-year from the second quarter of fiscal 2010, and expects the fiscal 2011 revenue growth rate to be above the fiscal 2010 revenue growth rate.

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For the second quarter of fiscal 2011, Concur expects non-GAAP pre-tax income per share to be $0.24. Non-GAAP pre-tax income excludes the effects of non-cash related items such as stock-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our senior convertible notes. It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.

•	With the acquisition of TripIt, Concur expects fiscal 2011 non-GAAP operating margin to be 21.5% or more for the year as a whole.

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Concur expects cash flows from operations in fiscal 2011 to be between $84 million and $87 million, excluding one-time acquisition and other related costs, and capital expenditures to be between $25 million and $27 million.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties or delays in connection with the TripIt acquisition, the anticipated benefits of the acquisition, or the broader integration of the Concur and TripIt businesses; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2010	2009
Revenues	$80,235	$67,653

Expenses (1):
Cost of operations	22,309	19,174
Sales and marketing	27,389	20,772
Systems development and programming	7,402	6,890
General and administrative	12,454	8,711
Amortization of intangible assets	1,720	1,855

Total expenses	71,274	57,402

Operating income	8,961	10,251

Other income (expense):
Interest income	683	311
Interest expense	(4,560)	(103)
Other, net	(181)	(160)

Total other (expense) income, net	(4,058)	48

Income before income tax	4,903	10,299

Income tax expense	1,252	3,866

Net income	$3,651	$6,433

Net income per share available to common stockholders:
Basic	$0.07	$0.13
Diluted	0.07	0.12

Weighted average shares used in computing net income per share:
Basic	52,444	49,046
Diluted	54,714	52,519
(1) Includes share-based compensation as follows:
Cost of operations	$653	$484
Sales and marketing	3,361	1,707
Systems development and programming	818	500
General and administrative	1,713	808

Total share-based compensation	$6,545	$3,499

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2010	September 30, 2010
Assets

Current assets:
Cash and cash equivalents	$326,062	$329,098
Short-term investments	280,324	301,597
Restricted cash	1,940	2,535
Accounts receivable, net of allowance of $2,015 and $2,374	51,820	52,340
Deferred tax assets	16,635	18,810
Deferred costs and other assets	27,340	26,640

Total current assets	704,121	731,020
Non-current assets:
Property and equipment, net	36,612	36,229
Investments	8,318	6,045
Deferred costs and other assets	25,786	25,441
Intangible assets, net	34,460	36,398
Deferred tax assets	14,673	12,675
Goodwill	194,506	194,989

Total assets	$1,018,476	$1,042,797

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,422	$5,413
Customer funding liabilities	36,845	66,985
Accrued compensation	10,969	20,944
Other accrued expenses and liabilities	16,092	14,390
Deferred revenues	45,359	44,358

Total current liabilities	113,687	152,090
Non-current liabilities:
Senior convertible notes, net	230,888	228,128
Deferred rent	1,194	1,149
Deferred revenues	14,474	15,453
Tax liabilities	8,405	8,151

Total liabilities	368,648	404,971

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	53	52
Authorized shares: 195,000
Shares issued and outstanding: 52,555 and 52,379
Additional paid-in capital	747,791	739,781
Accumulated deficit	(94,919)	(99,536)
Accumulated other comprehensive loss	(3,097)	(2,471)

Total stockholders’ equity	649,828	637,826

Total liabilities and stockholders’ equity	$1,018,476	$1,042,797

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2010	2009
Operating activities:
Net income	$3,651	$6,433
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,720	1,855
Depreciation	4,556	4,132
Accretion of discount and issuance costs on notes	2,760	—
Net change in sales allowances	(358)	(329)
Share-based compensation	6,545	3,499
Deferred income taxes	1,391	3,493
Excess tax benefits from share-based compensation	(145)	—
Changes in operating assets and liabilities:
Accounts receivable	806	2,311
Deferred costs and other assets	(1,195)	(707)
Accounts payable	(971)	515
Accrued liabilities	(7,955)	(8,911)
Deferred revenues	101	1,858

Net cash provided by operating activities	10,906	14,149

Investing activities:
Purchases of investments	(82,946)	(37,259)
Maturities of investments	104,504	40,639
Decrease in customer funding liabilities, net of changes in restricted cash	(29,573)	(14,419)
Investment in unconsolidated affiliate	(2,272)	—
Purchases of property and equipment	(4,776)	(3,645)
Payments for acquisitions, net of cash acquired	(108)	(1,162)

Net cash provided used in investing activities	(15,171)	(15,846)

Financing activities:
Net proceeds from share-based equity award activity	765	1,114
Proceeds from employee stock purchase plan activity	381	285
Excess tax benefits from share-based compensation	145	—
Repayments of debt and capital leases	(199)	(272)

Net cash provided by financing activities	1,092	1,127

Effect of foreign currency exchange rate changes on cash and cash equivalents	137	106

Net decrease in cash and cash equivalents	(3,036)	(464)
Cash and cash equivalents at beginning of period	329,098	119,185

Cash and cash equivalents at end of period	$326,062	$118,721

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended December 31,
	2010	2009
Operating income:
Operating income	$8,961	$10,251
Income from operations as a % of total revenue (Operating Margin)	11%	15%
Add back:
Share-based compensation	6,545	3,499
Acquisition and other related costs	575	—
Amortization of intangible assets	1,720	1,855

Non-GAAP operating income	$17,801	$15,605

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	22%	23%

Net income:
Net income	$3,651	$6,433
Add back:
Share-based compensation	6,545	3,499
Acquisition and other related costs	575	—
Amortization of intangible assets	1,720	1,855
Accretion of discount on senior convertible notes	2,462	—
Income tax expense	1,252	3,866

Non-GAAP pre-tax income	16,205	15,653
Income tax expense (1)	4,139	5,710

Non-GAAP net income	$12,066	$9,943

Diluted net income per share:
Diluted net income per share	$0.07	$0.12
Add back:
Share-based compensation	0.12	0.07
Acquisition and other related costs	0.01	—
Amortization of intangible assets	0.03	0.04
Accretion of discount on senior convertible notes	0.05	—
Income tax expense	0.02	0.07

Non-GAAP diluted pre-tax income per share	0.30	0.30
Income tax expense (1)	0.08	0.11

Non-GAAP diluted net income per share	$0.22	$0.19

Shares used in calculation of diluted non-GAAP income per share:	54,714	52,519
(1) The effective tax rate used for the period:	25.54%	36.48%

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Acquisition and other related costs. New authoritative guidance on business combinations requires us to record in the income statement, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from certain non-GAAP financial measures in order to facilitate the comparison of our business outlook for future periods with results from prior periods when such expenses were recorded to Goodwill. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Accretion of discount on senior convertible notes. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense. Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share, non-GAAP diluted pre-tax income per share and non-GAAP diluted net income per share.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Fricke, Weber Shandwick for Concur, 425-452-5468, sfricke@webershandwick.com